Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NuVasive, Inc. (the Company) on Form 10-K for the annual period ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the Annual Report), I, Michael J. Lambert, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.      The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      That information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2012

/s/ Michael J. Lambert
Michael J. Lambert Executive Vice President and Chief Financial Officer